Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-137004) on Form S-8 of L-1 Identity Solutions, Inc. of our report dated May 30, 2008 relating to our audit of the financial statements of L-1 Identity Solutions, Inc. 2006 Employee Stock Purchase Plan, which appear in this Annual Report on Form 11-K of L-1 Identity Solutions, Inc. 2006 Employee Stock Purchase Plan for the year ended December 31, 2007.

/s/ McGladrey & Pullen LLP

Stamford, Connecticut

May 30, 2008